UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 6, 2007

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 Fifth Avenue, Suite 900 New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2007, at the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) of Antigenics Inc. (the “Company”) the stockholders approved Amendment No. 1 to the Antigenics Inc. 1999 Employee Stock Purchase Plan (the “1999 ESPP”) to increase the number of shares of Antigenics Inc. common stock reserved for purchase under the 1999 ESPP from 300,000 shares to 450,000 shares. A copy of the 1999 ESPP, as amended, is filed herewith as Exhibit 10.1.

On June 6, 2007, the stockholders also approved Amendment No.2 to the Company’s Directors’ Deferred Compensation Plan to increase the number of Antigenics common stock available for issuance under the Directors’ Deferred Compensation Plan from 100,000 shares to 250,000 shares. A copy of the Directors’ Deferred Compensation Plan, as amended, is filed herewith as Exhibit 10.2.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure set forth under Item 5.03 of this Current Report on Form 8–K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007 the Board of Directors of the Company appointed John Hatsopoulos to serve as a new member of the Board of Directors, effective immediately. He will serve as a Class II Director, subject to his earlier resignation or removal, until the 2008 annual meeting of the Company’s stockholders and the election and qualification of his successor. There was no arrangement or understanding pursuant to which Mr. Hatsopoulos was elected as a director.

In accordance with the Company’s Director Compensation Policy (the “Policy”), on June 7, 2007, Mr. Hatsopoulos received a grant of a non-qualified stock option to purchase 25,000 shares of the Company’s common stock, $0.01 par value per share (the "Common Stock"), in connection with his initial appointment as a director. Also under the Policy, for service as a director, he shall receive an annual cash retainer of $34,000, paid quarterly in arrears as of the last day of each calendar quarter; and an annual grant of a non-qualified stock option to purchase 15,000 shares of Common Stock, which shall generally be made at each annual meeting of the Board of Directors following the Company’s annual meeting of stockholders.

The options described above shall (i) vest annually over three years commencing on the date of grant, subject to continued service on the Board, as applicable; provided that any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his term, (ii) have an exercise price equal to the fair market value of the Common Stock as determined in the Company’s 1999 Equity Incentive Plan, as amended, and (iii) contain the terms and conditions set forth in the form of non-qualified stock option agreement previously approved by the Compensation Committee.

The Company’s press release announcing the appointment of Mr. Hatsopoulos and providing biographical information is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Company’s 2007 Annual Meeting the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share, from 100,000,000 to 250,000,000. A copy of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc., is filed herewith as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. dated June 6, 2007.

10.1	1999 Employee Stock Purchase Plan, as amended.

10.2	Directors’ Deferred Compensation Plan, as amended.

99.1	Press release dated June 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: June 11, 2007	By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. dated June 6, 2007.

10.1	1999 Employee Stock Purchase Plan, as amended.

10.2	Directors’ Deferred Compensation Plan, as amended.

99.1	Press release dated June 11, 2007.